SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 6, 2009

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 - 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry Into ACC5 Construction Loan

On February 6, 2009, Fox Properties LLC (“Fox Properties”), a subsidiary of DuPont Fabros Technology, Inc. (the “Company”), entered into a Construction Loan Agreement (the “ACC5 Construction Loan Agreement”) with First Credit Bank (“FCB”) under which FCB agreed to lend to Fox Properties up to $25 million to pay for a portion of the costs to complete the construction of the first phase of a wholesale data center facility in Ashburn, Virginia owned by the Company, referred to as “ACC5” (the “ACC5 Loan”). Borrowings under the ACC5 Construction Loan Agreement, which are secured by ACC5 and a $4 million cash deposit, bear interest at a fixed rate of 12% per annum and mature on February 6, 2010 (such period, the “Initial Term”). Upon execution of the ACC5 Construction Loan Agreement, the Company drew down $5 million under the loan. The Company anticipates that it will provide funds in excess of the ACC5 Loan necessary to complete the construction of ACC5 from cash flows provided by the operations of its subsidiaries.

Under a separate agreement with FCB dated February 6, 2009, Fox Properties may extend the maturity date of the ACC5 Loan for two years (the “First Extension Term”) if a certificate of occupancy has been issued, Fox Properties has complied with all payment terms and there is no event of default. Fox Properties also may extend for two additional one year periods if Fox Properties has complied with all payment terms, there is no event of default and there is no material adverse change in the market value of ACC5. If the maturity date is extended for the First Extension Term, Fox Properties must begin to pay monthly installments of principal and interest equal to the amount that, as of the commencement of the First Extension Term, would fully amortize the unpaid principal balance of the ACC5 Loan in 180 equal payments.

In connection with the ACC5 Loan, Fox Properties executed a Deed of Trust which provides, among other things, that FCB may declare the borrowings under the agreement immediately due if Fox Properties sells or transfers ACC5. The Deed of Trust also provides for customary events of default, including failure to pay a sum due or defects in the collateral under the Deed of Trust that are not cured prior to the expiration of the applicable notice and cure period. Upon the occurrence of an event of default and following the expiration of the applicable notice and cure period, FCB may, among other things, accelerate the obligation and declare amounts outstanding to be immediately due and payable, withhold disbursements and take possession of ACC5.

In connection with the ACC5 Loan, DuPont Fabros Technology, L.P., the operating partnership of the Company (the “Operating Partnership”), has agreed to guaranty Fox Properties’ obligations to pay to FCB any scheduled monthly installments of principal and interest to be paid prior to maturity.

Amendment to ACC4 Credit Agreement and Payoff of CH1 Construction Loan

On February 10, 2009, one of the Company’s subsidiaries received an additional $150 million in borrowings under an “accordion” feature of the ACC4 Credit Agreement, which was entered into on October 24, 2008 and previously disclosed in a Current Report on Form 8-K.

Approximately $135.1 million of the additional borrowings were used to repay in full a construction loan that funded a portion of the development of the Company’s wholesale data center facility in Elk Grove Village, Illinois, which is referred to as “CH1”. In connection with the exercise of the accordion feature, the parties entered into an amendment to the ACC4 Credit Agreement which provides that another subsidiary of the Company will guaranty the obligations under the ACC4 Credit Agreement and this guaranty in turn will be secured by CH1. Under the terms of the First Amendment, CH1 will be released as security if the Company makes a principal reduction payment of $50 million and there is no event of default. Under the terms of the amendment, if the maturity date of the ACC4 loan is extended from October 24, 2011 to October 24, 2012, the quarterly installments of principal will increase from $500,000 to $2 million during the extension period.

The foregoing does not purport to be a complete description of the terms of the agreements described above, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

Loan Secured by SC1

On February 6, 2009, Xeres Ventures LLC (“Xeres Ventures”), a subsidiary of the Company, received a $5 million term loan from FCB (the “SC1 Loan”). The SC1 Loan, which is secured by a wholesale data center property in Santa Clara, California owned by the Company known as “SC1,” bears interest at a fixed rate of 12% per annum and matures on February 6, 2010 (such period, the “SC1 Initial Term”).

Under a separate agreement with FCB dated February 6, 2009, Xeres Ventures may extend the maturity date of the SC1 Loan for two years (the “SC1 First Extension Term”) if Xeres Ventures has complied with all payment terms and there is no event of default. Xeres Ventures also may extend for two additional one year periods if Xeres Ventures has complied with all payment terms, there is no event of default and there is no material adverse change in the market value of SC1. If the maturity date is extended for the SC1 First Extension Term, Xeres Ventures must begin to pay monthly installments of principal and interest equal to the amount that, as of the commencement of the SC1 First Extension Term, would fully amortize the unpaid principal balance of the SC1 Loan in 180 equal payments.

In connection with the SC1 Loan, the Operating Partnership has agreed to guaranty Xeres Ventures’ obligations to pay to FCB any scheduled monthly installments of principal and interest to be paid prior to maturity.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Construction Loan Agreement, dated February 6, 2009, by and between Fox Properties LLC and First Credit Bank

10.2	Credit Line Construction Deed of Trust, Security Agreement and Fixture Filing (with Assignment of Rents and Leases), dated February 6, 2009, among Fox Properties LLC, Donald Goldrosen and D. Wyatt Bethel, each as Trustee, and First Credit Banks, as Beneficiary

10.3	Agreement Regarding Extension of Loan and Partial Debt Forgiveness, dated February 6, 2009, by Fox Properties LLC and First Credit Bank

10.4	Guaranty of Payment, dated February 6, 2009, by DuPont Fabros Technology, L.P. in favor of First Credit Bank

10.5	First Amendment to Credit Agreement, dated as of February 10, 2009, by and among Grizzly Ventures LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.6	Guaranty, dated as of February 10, 2009, by Tarantula Interests LLC for the benefit of the Agent and the Lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

February 12, 2009	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

10.1	Construction Loan Agreement, dated February 6, 2009, by and between Fox Properties LLC and First Credit Bank

10.2	Credit Line Construction Deed of Trust, Security Agreement and Fixture Filing (with Assignment of Rents and Leases), dated February 6, 2009, among Fox Properties LLC, Donald Goldrosen and D. Wyatt Bethel, each as Trustee, and First Credit Banks, as Beneficiary

10.3	Agreement Regarding Extension of Loan and Partial Debt Forgiveness, dated February 6, 2009, by Fox Properties LLC and First Credit Bank

10.4	Guaranty of Payment, dated February 6, 2009, by DuPont Fabros Technology, L.P. in favor of First Credit Bank

10.5	First Amendment to Credit Agreement, dated as of February 10, 2009, by and among Grizzly Ventures LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.6	Guaranty, dated as of February 10, 2009, by Tarantula Interests LLC for the benefit of the Agent and the Lenders